Exhibit 99.1

Outset Medical Reports Fourth Quarter and Full Year 2025 Financial Results

San Jose, CA – Feb. 11, 2026 – Outset Medical, Inc. (Nasdaq: OM), a medical technology company pioneering a first-of-its-kind technology to improve clinical outcomes in dialysis with less cost and complexity, today reported financial results for the fourth quarter and year ended December 31, 2025.

Fourth Quarter, Year-End and Recent Highlights

•
Net revenue totaled $28.9 million in the fourth quarter, bringing revenue in 2025 to $119.5 million, a 5% increase over $113.7 million in 2024.
•
Recurring revenue consisting of Tablo consumables and services was $22.5 million in the fourth quarter and grew 6% in 2025 to $88.7 million compared to $83.9 million in 2024.
•
Gross margin expanded by nearly 600 basis points in the fourth quarter to 42.4% (42.9% on a non-GAAP basis). Gross margin for the year of 39.1% (39.6% on a non-GAAP basis) expanded more than 500 basis points from 33.9% in 2024.
•
Year-end cash, including restricted cash, cash equivalents and short-term investments, totaled $173 million. Net cash used in operations in 2025 was $46 million compared to $116 million in 2024.
•
Received clearance from the U.S. Food and Drug Administration for the next-generation Tablo platform, designed for enterprise-level cybersecurity, reliability and connectivity, which is expected to launch in the second quarter.

“We enter 2026 standing on a strong foundation for growth, well capitalized, and with a highly differentiated platform to help healthcare providers transform their clinical, operational and financial outcomes by insourcing dialysis with Outset,” said Leslie Trigg, Chair and Chief Executive Officer.

Fourth Quarter 2025 Financial Results

Revenue for the fourth quarter was $28.9 million, a decrease of 2% compared to $29.5 million in the fourth quarter of 2024. Product revenue was $19.9 million as compared to $21.0 million in the fourth quarter of 2024. Service and other revenue of $9.0 million increased 6% compared to $8.5 million in the fourth quarter of 2024. Recurring revenue from the sale of Tablo consumables and services was $22.5 million as compared to $23.7 million in the prior year period.

Gross profit of $12.2 million increased 14% from $10.7 million in the fourth quarter of 2024. Gross margin was 42.4%, compared to 36.5% in the fourth quarter of 2024. On a non-GAAP basis, gross margin reached 42.9%, as compared to 38.6% in the fourth quarter of 2024. Product gross profit was $10.1 million, compared to $9.2 million in the fourth quarter of 2024. Product gross margin reached 50.7%, compared to 44.0% in the fourth quarter of 2024. Service and other gross profit was $2.2 million, compared to $1.5 million in the fourth quarter of 2024. Service and other gross margin was 24.0%, compared to 17.8% in the fourth quarter of 2024.

Operating expenses of $29.9 million declined 8% from the prior year period as a result of reductions in spending during the year intended to streamline operations and accelerate the company’s path to profitability. Research and development (R&D) expenses were $5.1 million, sales and marketing (S&M) expenses were $12.9 million, and general and administrative (G&A) expenses were $11.9 million. This compared to operating expenses of $32.6 million in the fourth quarter of 2024, including R&D expenses of $7.9 million, S&M expenses of $15.5 million, and G&A expenses of $9.3 million.

Excluding stock-based compensation expense, severance and related charges, and litigation charges, non-GAAP operating expenses were $25.7 million, including R&D expenses of $4.1 million, S&M expenses of $12.4 million, and G&A expenses of $9.2 million.

Net loss was $19.5 million compared to a net loss of $25.6 million for the same period in 2024. On a non-GAAP basis, net loss was $15.1 million compared to a non-GAAP net loss of $19.3 million for the same period in 2024.

Total cash, including restricted cash, cash equivalents and short-term investments, was $173 million as of December 31, 2025.

Full Year 2025 Financial Results

Revenue for 2025 was $119.5 million, an increase of 5% as compared to $113.7 million in 2024. Product revenue was $84.8 million, representing an increase of 5% compared to $81.0 million in 2024. Service and other revenue was $34.7 million, an increase of 6% compared to $32.7 million in 2024. Recurring revenue grew 6% to $88.7 million compared to

$83.9 million in 2024.

Total gross profit was $46.8 million, compared to $38.6 million for 2024. Total gross margin was 39.1%, compared to 33.9% in 2024. On a non-GAAP basis, gross margin improved 4 percentage points to 39.6% from 35.6% in 2024. Product gross profit was $41.0 million, compared to $34.5 million in 2024. Product gross margin was 48.4%, compared to 42.6% in 2024. Service and other gross profit was $5.7 million, compared to a gross profit of $4 million in 2024. Service and other gross margin was 16.5%, compared to 12.3% in 2024.

Operating expenses were $113.5 million, including R&D expenses of $21.2 million, S&M expenses of $54.4 million, and G&A expenses of $37.9 million. This compared to operating expenses of $151.9 million, including R&D expenses of $38.4 million, S&M expenses of $70.0 million, and G&A expenses of $43.5 million in 2024.

Excluding stock-based compensation expense, severance and related charges, and litigation charges, non-GAAP operating expenses were $97.8 million, including R&D expenses of $17.8 million, S&M expenses of $51.3 million, and G&A expenses of $28.7 million.

Net loss was $81.7 million compared to a net loss of $128 million in 2024. On a non-GAAP basis, net loss was $65.4 million compared to a non-GAAP net loss of $94.8 million in 2024.

Full Year 2026 Financial Guidance

Outset provided 2026 revenue guidance of $125 million to $130 million, a 5% to 9% increase] over $119.5 million in 2025, and non-GAAP gross margin guidance in the low to mid-40% range for the year.

Webcast and Conference Call Details

Outset will host a conference call today, February 13, 2026, at 1:30 p.m. PT / 4:30 p.m. ET to discuss its fourth quarter and full year 2025 financial results. Those interested in listening to the conference call may do so by registering online. Once registered, participants will receive dial-in numbers and a unique pin to join the call. Participants are encouraged to register more than 15 minutes before the start of the call. A live webcast of the conference call will be available on the Investor Relations section of the Company's website at https://investors.outsetmedical.com. The webcast will be archived on the website following the completion of the call.

Use of Non-GAAP Financial Measures

The Company may report non-GAAP results for gross profit/loss, gross margin, operating expenses, operating margins, net income/loss, basic and diluted net income/loss per share, other income/loss, and cash flows. These non-GAAP financial measures are in addition to, and not a substitute for, or superior to, financial measures calculated in accordance with GAAP. As listed in the itemized reconciliations between GAAP and non-GAAP financial measures included in this press release, the Company’s GAAP financial measures include stock-based compensation expense, severance and related charges net of the reversal of compensation accruals for impacted employees, as well as litigation charges incurred outside of the ordinary course of business in connection with the stockholder class action and relative derivative lawsuits as disclosed in the Company’s latest annual and quarterly reports. Stock-based compensation is a non-cash expense, and severance and related charges arise outside the ordinary course of continuing operations and are not reflective of the Company's current operating performance. In addition, litigation charges related to the above-described matters are excluded because they constitute non-routine litigation costs, arise outside of the ordinary course of the Company’s business, and are not indicative of its recurring operating results or underlying performance trends. As such, management has excluded the effects of these items in non-GAAP measures to assist investors in analyzing and assessing past and future operating performance and period-to-period comparisons. There are limitations related to the use of non-GAAP financial measures because they are not prepared in accordance with GAAP, may exclude significant expenses required by GAAP to be recognized in the Company’s financial statements, and may not be comparable to non-GAAP financial measures used by other companies. The Company encourages investors to carefully consider its results under GAAP, as well as its supplemental non-GAAP information and the reconciliation between these presentations, to more fully understand its business. Reconciliations between GAAP and non-GAAP results are presented in the Appendix A of this press release.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are forward-looking statements. Forward-looking statements are based on management’s current assumptions and expectations of future events and trends, which affect or may affect the Company’s business, strategy, operations or financial performance, and actual results and other events may differ materially from those expressed or implied in such statements due to numerous risks and uncertainties. Forward-looking statements include, but are not limited to, statements about the Company’s possible or assumed future results of operations and financial position, including expectations regarding projected revenues, gross margin, operating expenses, capital expenditures, cash use, cash burn, cash position, profitability and outlook; statements about the sufficiency of the Company’s cash balances through cashflow breakeven; statements regarding the anticipated impacts and benefits of the Company’s cost reduction actions, initiatives to optimize the commercial organization and improve forecasting and order visibility, and restructurings; statements regarding anticipated customer orders or other business opportunities including the expected closing and timing thereof; statements regarding the Company’s overall business strategy, plans and objectives of management; statements regarding the anticipated launch and timing of product enhancements and new features, as well as new or expanded services, and the expected benefits, performance, and impact thereof; the Company’s expectations regarding the market sizes and growth potential for Tablo and the total addressable market opportunities for Tablo; continued execution of the Company’s initiatives designed to expand gross margins; the Company’s ability to respond to and resolve any reports, observations or other actions by the Food and Drug Administration or other regulators in a timely and effective manner; as well as the Company’s expectations regarding the impact of macroeconomic factors (including changes in tariff or trade laws and policies) on the Company, its customers and suppliers. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. Factors that could cause actual results or other events to differ materially from those contemplated in this press release can be found in the Risk Factors section of the Company’s public filings with the Securities and Exchange Commission, including its latest annual and quarterly reports. Because forward-looking statements are inherently subject to risks and uncertainties, you should not rely on these forward-looking statements as predictions of future events. These forward-looking statements speak only as of their date and, except to the extent required by law, the Company undertakes no obligation to update these statements, whether as a result of any new information, future developments or otherwise.

About Outset Medical, Inc.

Outset is a medical technology company transforming the dialysis experience across the continuum of care with a first-of-its-kind technology. The Tablo® Hemodialysis System, FDA-cleared for use from hospital to home, is trusted by more than 1,000 U.S. healthcare facilities and has enabled millions of treatments delivered by thousands of nurses. Designed to reduce the cost and complexity of dialysis, Tablo combines water purification and on-demand dialysate production into a single, integrated system that connects seamlessly with Electronic Medical Record systems and a proprietary data analytics platform. This enterprise solution empowers providers to develop an in-house dialysis program where they are in control – enabling better operational, clinical, and financial outcomes. Outset is redefining what’s possible in kidney care through innovation, scale, and a relentless commitment to improving the lives of patients and the professionals who care for them. For more information, visit www.outsetmedical.com.

Investor Contact

Jim Mazzola

jmazzola@outsetmedical.com

Outset Medical, Inc.

Condensed Statements of Operations

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended		Years Ended
	December 31,		December 31,
	2025	2024	2025	2024
Revenue:
Product revenue	$19,874	$21,006	$84,808	$80,977
Service and other revenue	9,000	8,461	34,668	32,712
Total revenue	28,874	29,467	119,476	113,689
Cost of revenue:
Cost of product revenue (2)	9,803	11,769	43,765	46,449
Cost of service and other revenue	6,840	6,951	28,957	28,676
Total cost of revenue	16,643	18,720	72,722	75,125
Gross profit (1)	12,231	10,747	46,754	38,564
Gross margin (1)	42.4%	36.5%	39.1%	33.9%
Operating expenses:
Research and development (2)	5,054	7,889	21,235	38,397
Sales and marketing (2)	12,879	15,451	54,361	70,044
General and administrative (2)(3)	11,926	9,267	37,864	43,498
Total operating expenses	29,859	32,607	113,460	151,939
Loss from operations	(17,628)	(21,860)	(66,706)	(113,375)
Interest income and other income, net	1,673	2,043	7,408	9,761
Interest expense	(3,441)	(5,825)	(13,952)	(23,871)
Loss on extinguishment of term loan	—	—	(7,685)	—
Loss before provision for income taxes	(19,396)	(25,642)	(80,935)	(127,485)
Provision for income taxes	95	(4)	718	491
Net loss	$(19,491)	$(25,638)	$(81,653)	$(127,976)

Net loss per share, basic and diluted	$(1.09)	$(7.29)	$(5.37)	$(36.96)
Shares used in computing net loss per share, basic and diluted	17,817	3,516	15,211	3,463

(1) Gross profit and gross margin by source consisted of the following:
	Three Months Ended		Years Ended
	December 31,		December 31,
	2025	2024	2025	2024
Gross profit
Product revenue	$10,071	$9,237	$41,043	$34,528
Service and other revenue	2,160	1,510	5,711	4,036
Total gross profit	$12,231	$10,747	$46,754	$38,564
Gross margin
Product revenue	50.7%	44.0%	48.4%	42.6%
Service and other revenue	24.0%	17.8%	16.5%	12.3%
Total gross margin	42.4%	36.5%	39.1%	33.9%

(2) Includes stock-based compensation expense and severance and related charges, net as follows:
	Three Months Ended		Years Ended
Stock-based compensation expense	December 31,		December 31,
	2025	2024	2025	2024
Cost of revenue	$145	$280	$583	$1,372
Research and development	940	1,266	3,366	7,291
Sales and marketing	497	1,224	3,083	6,122
General and administrative	2,481	2,175	8,584	14,571
Total stock-based compensation expense	$4,063	$4,945	$15,616	$29,356

	Three Months Ended		Years Ended
Severance and related charges, net	December 31,		December 31,
	2025	2024*	2025	2024*
Cost of revenue	$—	317	$—	518
Research and development	—	161	34	1,124
Sales and marketing	—	873	—	1,765
General and administrative	—	20	(42)	390
Total severance and related charges, net	$—	1,371	$(8)	3,797
* Net of adjustments to compensation accrual

(3) Includes non-ordinary course litigation charges related to stockholder class action and related derivative lawsuits as follows:
	Three Months Ended		Years Ended
Litigation charges	December 31,		December 31,
	2025	2024	2025	2024
General and administrative	$284	$—	$626	$—
Total litigation charges	$284	$—	$626	$—

Outset Medical, Inc.

Condensed Balance Sheets

(in thousands, except per share amounts)

	December 31,	December 31,
	2025	2024
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$35,006	$124,014
Short-term investments	133,940	34,671
Accounts receivable, net	28,329	35,619
Inventories	47,609	59,387
Prepaid expenses and other current assets	5,999	4,530
Total current assets	250,883	258,221
Restricted cash	3,829	3,329
Property and equipment, net	4,670	8,133
Operating lease right-of-use assets	4,797	3,940
Other assets	317	2,172
Total assets	$264,496	$275,795
Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$554	$3,862
Accrued compensation and related benefits	10,735	16,821
Accrued expenses and other current liabilities	9,433	8,205
Accrued warranty liability	1,374	1,938
Deferred revenue, current	13,795	12,753
Operating lease liabilities, current	1,739	1,799
Total current liabilities	37,630	45,378
Accrued interest	—	2,695
Deferred revenue	406	844
Operating lease liabilities	3,271	2,684
Term loans	96,237	197,375
Total liabilities	137,544	248,976
Commitments and contingencies
Stockholders' equity:
Preferred Stock, $0.001 par value; 5,000 shares authorized, and no shares issued and outstanding as of December 31, 2025 and 2024	—	—
Common stock, $0.001 par value; 300,000 shares authorized as of December 31, 2025 and 2024; 18,169 and 3,530 shares issued and outstanding as of December 31, 2025 and 2024, respectively	18	4
Additional paid-in capital	1,298,138	1,116,496
Accumulated other comprehensive income	172	42
Accumulated deficit	(1,171,376)	(1,089,723)
Total stockholders' equity	126,952	26,819
Total liabilities and stockholders' equity	$264,496	$275,795

Outset Medical, Inc.

Condensed Statements of Cash Flows

(in thousands)

(unaudited)

	Years Ended December 31,
	2025	2024
Net cash used in operating activities	$(46,327)	$(116,303)
Net cash (used in) provided by investing activities	(97,684)	103,938
Net cash provided by financing activities	55,503	67,870
Net (decrease) increase in cash, cash equivalents and restricted cash	(88,508)	55,505
Cash, cash equivalents and restricted cash at beginning of the period	127,343	71,838
Cash, cash equivalents and restricted cash at end of the period (1)	$38,835	$127,343

(1) The following table provides a reconciliation of cash, cash equivalents and restricted cash reported within the accompanying condensed balance sheets that sum to the total of the amounts shown in the accompanying condensed statements of cash flows (in thousands):

	December 31,
	2025	2024
Cash and cash equivalents	$35,006	$124,014
Restricted cash	3,829	3,329
Total cash, cash equivalents and restricted cash*	$38,835	$127,343

* The total cash, including restricted cash, cash equivalents and investment securities as of December 31, 2025 was $172.8 million; compared to $162.0 million as of December 31, 2024.

Appendix A

Outset Medical, Inc.

Results of Operations – Non-GAAP

(in thousands, except per share amounts)

(unaudited)

Reconciliation between GAAP and non-GAAP net loss per share:
	Three Months Ended		Years Ended
	December 31,		December 31,
	2025	2024	2025	2024
GAAP net loss per share, diluted	$(1.09)	$(7.29)	$(5.37)	$(36.96)
Stock-based compensation expense	0.23	1.41	1.03	8.48
Severance and related charges, net	—	0.39	—	1.10
Litigation charges	0.02	—	0.04	—
Non-GAAP net loss per share, diluted	$(0.84)	$(5.49)	$(4.30)	$(27.38)

Reconciliation between GAAP and non-GAAP net loss:
	Three Months Ended		Years Ended
	December 31,		December 31,
	2025	2024	2025	2024
GAAP net loss, diluted	$(19,491)	$(25,638)	$(81,653)	$(127,976)
Stock-based compensation expense	4,063	4,945	15,616	29,356
Severance and related charges, net	—	1,371	(8)	3,797
Litigation charges	284	—	626	—
Non-GAAP net loss, diluted	$(15,144)	$(19,322)	$(65,419)	$(94,823)

Reconciliation between GAAP and non-GAAP results of operations:
	Three Months Ended		Years Ended
	December 31,		December 31,
	2025	2024	2025	2024
GAAP gross profit	$12,231	$10,747	$46,754	$38,564
Stock-based compensation expense	145	280	583	1,372
Severance and related charges, net	—	317	—	518
Non-GAAP gross profit	$12,376	$11,344	$47,337	$40,454

GAAP gross margin	42.4%	36.5%	39.1%	33.9%
Stock-based compensation expense	0.5	1.0	0.5	1.2
Severance and related charges, net	—	1.1	—	0.5
Non-GAAP gross margin	42.9%	38.6%	39.6%	35.6%

GAAP research and development expense	$5,054	$7,889	$21,235	$38,397
Stock-based compensation expense	(940)	(1,266)	(3,366)	(7,291)
Severance and related charges, net	—	(161)	(34)	(1,124)
Non-GAAP research and development expense	$4,114	$6,462	$17,835	$29,982

GAAP sales and marketing expense	$12,879	$15,451	$54,361	$70,044
Stock-based compensation expense	(497)	(1,224)	(3,083)	(6,122)
Severance and related charges, net	—	(873)	—	(1,765)
Non-GAAP sales and marketing expense	$12,382	$13,354	$51,278	$62,157

GAAP general and administrative expense	$11,926	$9,267	$37,864	$43,498
Stock-based compensation expense	(2,481)	(2,175)	(8,584)	(14,571)
Severance and related charges, net	—	(20)	42	(390)
Litigation charges	(284)	—	(626)	—
Non-GAAP general and administrative expense	$9,161	$7,072	$28,696	$28,537

GAAP total operating expense	$29,859	$32,607	$113,460	$151,939
Stock-based compensation expense	(3,918)	(4,665)	(15,033)	(27,984)
Severance and related charges, net	—	(1,054)	8	(3,279)
Litigation charges	(284)	—	(626)	—
Non-GAAP total operating expense	$25,657	$26,888	$97,809	$120,676